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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citigroup Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-124358, 124358-01, 124358-02, 333-112073, 333-112073-01 and
333-112073-02) on Form S-3 and (Nos. 333-121342, 333-121343,
333-121344, 333-101291, 333-102306, 333-59134 and 333-37108) on Form S-8 of
MetLife, Inc. of our report dated May 11, 2005, with respect to the combined balance sheet of Citigroup's Life Insurance and Annuities Assets to be Acquired and Liabilities to be Assumed as of December 31, 2004, and the related combined statements of income, changes in shareholder's equity and cash flows for the year then ended, which report appears in the Form 8-K of MetLife, Inc. dated May 13, 2005. Our report indicates that the combined financial statements represent a carve out of certain businesses from a consolidated group of companies rather than a complete legal entity.

/s/ KPMG LLP

Hartford, Connecticut
May 13, 2005